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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-57960 and Form S-8 No. 333-97041) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. and (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc. of our report dated February 3, 2003, with respect to the consolidated financial statements of Oil States International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                   ERNST & YOUNG LLP

Houston, Texas
March 12, 2003